UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

AFFINITY GAMING, LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV 89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 19, 2011, Affinity Gaming, LLC (the “Company”) entered into an agreement to sell its Searchlight, Nevada casino and Terrible Herbst convenience store slot machine route operations to JETT Gaming, LLC (“JETT”), a slot route operator licensed by the State of Nevada and owned by the Herbst Gaming Trust.  The transaction with JETT is expected to close in 2012 and is subject to customary regulatory and third party approvals.

On September 20, 2011, the Company entered into agreements to sell the majority of its slot route operations, as well as its two Pahrump, Nevada casinos, to Golden Gaming, Inc. (“Golden Gaming”), a casino and slot route operator licensed by the State of Nevada and owned and controlled by the Sartini family.  In addition, as part of the transaction with Golden Gaming, the Company entered into an agreement to acquire the Golden Mardi Gras Casino, Golden Gates Casino and Golden Gulch Casino — all located in Black Hawk, Colorado.  Both transactions, the purchase from and sale to Golden Gaming, are expected to close in the second or third quarter of 2012 and are subject to customary regulatory and third party approvals.

The Company filed press releases announcing the transactions on September 22, 2011, copies of which are attached hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release, dated September 22, 2011.
99.2	Press release, dated September 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GAMING, LLC

Date: September 22, 2011	By:	/s/ MARC H. RUBINSTEIN
Marc H. Rubinstein
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release, dated September 22, 2011.
99.2	Press release, dated September 22, 2011.